Exhibit 99.1

CONTACT:    Scott Beilharz, Investor Relations
814/870-7312 or 1-800-458-0811 ext. 7312
scott.beilharz@erieinsurance.com

Erie Indemnity Reports Strong First Quarter 2014 Results
Net Income per Diluted Share Up 26.6 percent, Earnings Up 25.7 percent

Erie, Pa. – May 1, 2014 – Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter ending March 31, 2014.
“We are off to a good start in 2014,” said Terry Cavanaugh, president and chief executive officer. “Thanks to the efforts of our dedicated employees and loyal agents, we continued to build upon the significant positive momentum we created throughout 2013.”
Net income attributable to Indemnity was $46 million, or $0.88 per diluted share, in the first quarter of 2014, compared to $37 million, or $0.69 per diluted share, in the first quarter of 2013. This growth was driven by increased revenue from management operations, lower expense growth, and increased equity in earnings of limited partnerships.

1Q 2014 Highlights - Results of the Erie Insurance Group’s Operations(1)

	Indemnity shareholder interest		Noncontrolling interest (Exchange)		Elimination of related party transactions		Erie Insurance Group
(dollars in millions)	1Q'14	1Q'13	1Q'14	1Q'13	1Q'14	1Q'13	1Q'14	1Q'13
Management operations	$58	$49	$—	$—	$(51)	$(42)	$7	$7
Property and casualty insurance operations(2)	—	—	(104)	11	54	45	(50)	56
Life insurance operations(2)	—	—	13	11	0	0	13	11
Investment operations	11	7	178	358	(3)	(3)	186	362
Income from operations before income taxes and noncontrolling interest	69	56	87	380	—	—	156	436
Provision for income taxes	23	19	24	127	—	—	47	146
Net income	$46	$37	$63	$253	$—	$—	$109	$290

(1)
The consolidated financial statements of Erie Indemnity Company (“Indemnity”) reflect the consolidated results of Indemnity and the Erie Insurance Exchange (“Exchange”), which we refer to collectively as the “Erie Insurance Group.” Indemnity, or Indemnity shareholder interest, refers to the interest in Erie Indemnity Company owned by the Class A and Class B shareholders. The Exchange refers to the noncontrolling interest held for the interest of the subscribers (policyholders), and includes its interest in its property and casualty subsidiaries and Erie Family Life Insurance Company (“EFL”).

(2)	All property and casualty and life insurance results accrue to the interest of the subscribers (policyholders) of the Exchange, or noncontrolling interest.

Management Operations

Revenue from management operations increased $23 million, or 7.5 percent, in the first quarter of 2014, compared to the first quarter of 2013. Direct written premium of the property and casualty insurance operations, upon which the management fee is calculated, increased 7.8 percent in the first quarter of 2014, due to a 4.7 percent increase in policies in force and a 4.2 percent increase in the year-over-year average premium per policy at March 31, 2014. The management fee rate was 25 percent for both the first quarters of 2014 and 2013.
Commissions increased $10 million, or 6.0 percent, in the first quarter of 2014, compared to the first quarter of 2013, primarily due to the 7.8 percent increase in direct written premium of the property and casualty insurance operations. This increase was partially offset by a slight decrease in other projected agent compensation.
Non-commission expense increased $4 million, or 3.6 percent, in the first quarter of 2014, compared to the first quarter of 2013. Personnel costs increased $2 million, driven by a $3 million increase in salaries and wages, offset by a $1 million decrease in pension expenses.  All other operating costs increased $2 million.

Management Operations

	Indemnity shareholder interest
(dollars in millions)	1Q'14	1Q'13
Management fee revenue, net	$319	$296
Service agreement revenue	7	7
Total revenue from management operations	$326	$303
Commissions	$174	$164
Non-commission expense	94	90
Total cost of management operations	$268	$254
Income from management operations before taxes	$58	$49
Gross margin	17.9%	16.1%

Investment Operations

Income from investment operations before taxes totaled $11 million in the first quarter of 2014, compared to $7 million in the first quarter of 2013. Equity in earnings of limited partnerships increased $3 million and net realized gains on investments increased $1 million.

Investment Operations

	Indemnity shareholder interest
(dollars in millions)	1Q'14	1Q'13
Net investment income	$4	$4
Net realized gains on investments	1	0
Net impairment losses recognized in earnings	0	0
Equity in earnings of limited partnerships	6	3
Income from investment operations before taxes	$11	$7

Corporate Activity

On April 15, 2014, Indemnity’s Board of Directors approved a quarterly cash dividend of $0.635 per Class A common stock, payable on July 18, 2014, to shareholders of record at the close of business on July 3, 2014. This dividend rate represents a 7.2 percent increase over the quarterly dividend rate paid in 2013.
In the first quarter of 2014, Indemnity repurchased 157,899 shares of its outstanding Class A nonvoting common stock at a total cost of $11.0 million, based upon trade date, in conjunction with its current stock repurchase program. For the year through April 18, 2014, 208,619 shares were repurchased under this program at a total cost of $14.6 million. As of April 18, 2014, Indemnity had approximately $22 million in repurchase authority remaining under the existing stock repurchase program.

Webcast Information

Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on May 2, 2014. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the Investor Relations page of the Erie Insurance Group’s website by 12:30 PM ET.

About the Erie Insurance Group

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 14th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 18th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has over 4.8 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 and Barron’s 500 company and is proud to be recognized on the list of Ward's 50 Group of top performing insurance companies, which analyzes the financial performance of 3,000 property and casualty companies and recognizes the top performers for achieving outstanding results in safety, consistency and financial performance over a five-year period (2008-2012).
News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein. Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Indemnity shareholder interest:

•	dependence on Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation against Indemnity.

Risk factors related to the non-controlling interest owned by the Exchange, which includes the Property and Casualty Group and EFL:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength rating;

•	outcome of pending and potential litigation against the Exchange; and

•	dependence upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects Indemnity’s analysis only as of that date. Indemnity undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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